UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 18, 2020
AMERICAN AIRLINES GROUP INC.
AMERICAN AIRLINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8400	75-1825172
Delaware	1-2691	13-1502798
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Skyview Drive,	Fort Worth,	Texas	76155
1 Skyview Drive,	Fort Worth,	Texas	76155
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code:
(817) 963-1234
(817) 963-1234

N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AAL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On March 18, 2020 (the “Closing Date”), American Airlines, Inc. (“American”) and American Airlines Group Inc., American’s parent corporation (“AAG”), entered into a Credit and Guaranty Agreement, dated as of the Closing Date (the “Credit Agreement”), among American, as the borrower, AAG, as parent and guarantor, the lenders party thereto, Citibank N.A., as administrative agent and collateral agent, Citibank N.A., as left lead arranger and bookrunner, Bank of America, N.A., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as joint lead arrangers and bookrunners, Citibank N.A., Bank of America, N.A., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as syndication agents, and Citibank N.A., Bank of America, N.A., Goldman Sachs Bank USA and JPMorgan Chase Bank, N.A., as documentation agents. The Credit Agreement provides for a 364-day $1.0 billion senior secured delayed draw term loan credit facility (the “Facility”). Term loans under the Facility will be due and payable in a single installment on the maturity date on March 17, 2021.
As of March 18, 2020, no borrowings were outstanding under the Facility and, accordingly, $1.0 billion of borrowing capacity remains available under the Facility. The proceeds from the Facility will be used for general corporate purposes.
Voluntary prepayments at par of term loans under the Facility may be made by American at any time. Mandatory prepayments at par of term loans under the Facility are required to the extent necessary to comply with American’s covenants regarding the collateral coverage ratio and certain dispositions of the Collateral (as defined herein). In addition, if a “change of control” (as defined in the Credit Agreement) occurs with respect to AAG, American will be required to repay at par the term loans outstanding under the Facility.
Borrowings of term loans under the Facility will bear interest at an index rate plus an applicable index margin or, at American’s option, the London interbank offer rate (“LIBOR”) (subject to a floor of 1.00%) plus an applicable LIBOR margin for interest periods of one, three or six months (or, if available to all affected lenders, 12 months or a shorter period). For term loans under the Facility based on an index rate, the applicable margin will be 1.00% for such term loans made up to 180 days after the Closing Date and will increase to 1.75% thereafter. For term loans under the Facility based on LIBOR, the applicable margin will be 2.00% for such term loans made up to 180 days after the Closing Date and will increase to 2.75% thereafter.
The obligations of American under the Credit Agreement are secured by liens on certain slots, foreign gate leaseholds and route authorities (collectively, “SGR”) utilized by American in providing its scheduled air carrier services to and from Mexico and Central America and to London and certain cities in the European Union (collectively, the “Collateral”). The lien on Mexico and Central America SGR is a first-priority lien (the “First Lien”) and the lien on London and European SGR is a second-priority lien (the “Second Lien”). American is permitted under the Credit Agreement to add certain types of assets to the Collateral and, subject to certain conditions, release Collateral, in each case from time to time at its discretion.
The Credit Agreement requires American, under certain circumstances, to appraise the value of the Collateral and calculate the collateral coverage ratio. If the calculated collateral coverage ratio is below 2.0 to 1.0 with respect to Collateral secured pursuant to the First Lien or 1.33 to 1.00 with respect to Collateral secured pursuant to the Second Lien, American may be required either to provide additional Collateral (which may include cash collateral) to secure its obligations under the Credit Agreement or repay the term loans under the Facility or certain other indebtedness, in such amounts that the recalculated collateral coverage ratio, after giving effect to any such additional Collateral or repayment, is at least 2.0 to 1.0 with respect to Collateral secured pursuant to the First Lien and 1.33 to 1.0 with respect to Collateral secured pursuant to the Second Lien.
The Credit Agreement also includes affirmative, negative and financial covenants that, among other things, limit the ability of AAG and its restricted subsidiaries to pay dividends and make certain other payments, make certain investments, incur liens on the Collateral, dispose of the Collateral, enter into certain affiliate transactions and engage in certain business activities, in each case subject to certain exceptions. In addition, under the Credit Agreement, AAG must maintain a minimum aggregate liquidity of $2.0 billion.
The Credit Agreement contains events of default customary for similar financings, including cross-default to other material indebtedness. Upon the occurrence of an event of default, the outstanding obligations under the Credit Agreement may be accelerated and become due and payable immediately.
American and AAG have a number of other commercial relationships with the lenders and other parties to the Credit Agreement. From time to time, certain of such lenders and parties or their affiliates perform investment banking and advisory services for, and furnish general financing and banking services to, American, AAG and their affiliates.

As of March 18, 2020, following the completion of this transaction, AAG had approximately $8.4 billion of total available liquidity, consisting of $4.2 billion in unrestricted cash and short-term investments, $3.2 billion in undrawn capacity under American’s revolving credit facilities and $1.0 billion in undrawn capacity under the Facility.

ITEM 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The description set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES GROUP INC.

Date: March 19, 2020	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer
Pursuant to the requirements of the Securities Exchange Act of 1934, American Airlines, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AIRLINES, INC.

Date: March 19, 2020	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer